Exhibit 10.11

FDA MILESTONE CONTINGENT VALUE RIGHTS AGREEMENT

THIS FDA MILESTONE CONTINGENT VALUE RIGHTS AGREEMENT, dated as of July 31, 2017 (this “Agreement”), is entered into by and between NANTCELL, INC., a Delaware corporation (“Parent”), and SHAREHOLDER REPRESENTATIVE SERVICES LLC, a Colorado limited liability company, solely in its capacity as the representative of the Unaffiliated Holders (“Stockholder Representative,” and together with Parent, the “Parties”).

RECITALS

WHEREAS, Parent, Altor Acquisition LLC, a Delaware limited liability company (“Merger Sub”), Altor Bioscience Corporation, a Delaware corporation (the “Company”) and Stockholder Representative, have entered into an Agreement and Plan of Merger, dated as of May 19, 2017 (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), pursuant to which the Company will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a subsidiary of Parent (the “Surviving Entity”);

WHEREAS, the Merger has closed and was effective as of July 31, 2017 (the “Closing Date”);

WHEREAS, pursuant to the Merger Agreement, Parent has agreed to provide to the Company’s stockholders the right to receive contingent value rights as hereinafter described; and

WHEREAS, the parties have done all things necessary to make the contingent value rights, when issued pursuant to the Merger Agreement and hereunder, the valid obligations of Parent and to make this Agreement a valid and binding agreement of Parent, in accordance with its terms.

NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, Parent and the Stockholder Representative hereby agree, for the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:

ARTICLE I

DEFINITIONS; CERTAIN RULES OF CONSTRUCTION

Section 1.1 Definitions. Capitalized terms used but not defined herein shall have the definitions ascribed to such terms in the Merger Agreement. As used in this Agreement, the following terms will have the following meanings:

“Accredited Investor” means an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

“Accredited Unaffiliated Holders” means Unaffiliated Holders who are able to demonstrate, through the delivery of customary personal representations and certifications, to Parent’s reasonable satisfaction prior to the Closing that such Unaffiliated Holder is an Accredited Investor.

“Acting Holders” means, at the time of determination, (a) Accredited Unaffiliated Holders of not less than a majority of the outstanding FDA CVRs held by Accredited Unaffiliated Holders as set forth in the FDA CVR Register and (b) Affiliated Holders of not less than a majority of the outstanding FDA CVRs held by Affiliated Holders.

“Affiliated Holders” means Dr. Patrick Soon-Shiong, California Capital Equity, LLC, a Delaware limited liability company, and NantWorks, LLC, a Delaware limited liability company, and their successors and assigns.

“BLA” means a biologics license application submitted to and reviewed by the FDA pursuant to 21 CFR Part 601.

“Board of Directors” means the board of directors of Parent.

“Board Resolution” means a copy of a resolution certified by a duly authorized officer of Parent to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Stockholder Representative.

“FDA” means the United States Food and Drug Administration, or any successor agency.

“FDA CVRs” means the rights of Accredited Unaffiliated Holders and Affiliated Holders to receive contingent payments pursuant to this Agreement.

“FDA Milestone” means the approval of a BLA (or the similar approval of a foreign agency equivalent to the FDA) for the Product, but only if the BLA (or substantially similar foreign approval) is issued no later than December 31, 2022.

“FDA Milestone Payment” means $2.00 per FDA CVR less, in the case of Accredited Unaffiliated Holders, each such Holder’s pro rata share of the Indemnification Amount, if any.

“Holder” means the Stockholder and his, her or its transferee(s) in a Permitted Transfer, and each other Person (other than Parent) holding one or more FDA CVRs at the applicable time.

“Milestone Payment Amount” means, in respect of the FDA Milestone, for a given Holder, the product of (a) the FDA Milestone Payment and (b) the number of FDA CVRs held by such Holder as reflected on the FDA CVR Register as of the close of business on the date of the Milestone Notice.

“Milestone Payment Date” means the date that is thirty (30) Business Days following the achievement of the FDA Milestone.

“Officer’s Certificate” means a certificate signed by an authorized officer of Parent, in his or her capacity as such an officer, and delivered to the Stockholder Representative.

“Parent Common Stock” means the common stock of Parent, $0.001 par value per share. If, after the Effective Time, Parent’s capital structure is changed by reason of a recapitalization, reorganization, merger, consolidation, combination or other similar transaction and in connection therewith the Parent Common Stock is converted into or exchanged for capital stock in another Person, Parent Common Stock shall mean the Parent Common Stock as adjusted, converted or exchanged in the same manner as all other Parent Common Stock is adjusted, converted or exchanged in such event or transaction, or, as applicable, the shares of capital stock into which the Parent Common Stock has been converted or exchanged, all as determined by the Board of Directors of Parent (or its successor) in good faith.

“Parent Stock Value” means, as of any date with respect to one (1) share of Parent Common Stock: (a) if the Parent Common Stock is then traded on a recognized national securities exchange, the average of the closing prices of such Parent Common Stock on such exchange as published in the Wall Street Journal, as applicable, over the twenty (20) trading day period preceding the relevant Milestone was achieved; (b) if the Parent Common Stock is not then traded on a recognized national securities exchange, the price per share of such Parent Common Stock paid in the then most recent round of financing with investors that are not Affiliates of Parent, the Surviving Entity or any of the PSS Parties, if such financing occurred within the previous twelve (12) months; or (c) if the Parent Common Stock is not then traded on a recognized national securities exchange and no such financing occurred, then the fair market value as indicated by a written fairness opinion prepared by a nationally recognized investment bank or valuation firm designated either (i) jointly by the Stockholder Representative and Parent, or (ii) if such parties fail to agree on a designation, jointly by an independent public accounting firm selected by Parent and an independent public accounting firm selected by the Stockholder Representative (provided that if one party fails to designate such a bank or firm, then the bank or firm selected by the other party shall be the designated bank or firm).

“Permitted Transfer” means any transfer to an Accredited Investor that complies with applicable securities laws and in connection with which the transferee has executed and delivered to the Parties (i) an instrument agreeing to be bound by this Agreement and (ii) an Accredited Investor questionnaire in substantially the form attached hereto as Annex I (with such changes as Parent may reasonably request to conform to then-current applicable law) confirming and representing as to such transferee’s status as an Accredited Investor. For the avoidance of doubt, in no event shall the Stockholder Representative be required to make any inquiry into whether any requested transfer is a Permitted Transfer or whether any proposed transferee is an Accredited Investor.

“Product” means the Company’s ALT-803 product or an alternative therapeutic product based on the same product technology developed by the Company for any indication, or any product for which ALT-803 is a component of the regimen for any indication.

“Unaffiliated Holders” means Holders other than Affiliated Holders.

Section 1.2 Rules of Construction. Except as otherwise explicitly specified to the contrary, (a) references to a Section means a Section of this Agreement unless another agreement is specified, (b) the word “including” (in its various forms) means “including without limitation,” (c) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, rules or regulation, in each case as amended or otherwise modified from time to time, (d) words in the singular or plural form include the plural and singular form, respectively, (e) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement and (f) all references to dollars or “$” refer to United States dollars.

ARTICLE II

FDA CONTINGENT VALUE RIGHTS

Section 2.1 FDA CVRs. The FDA CVRs represent the rights of Holders to receive contingent payments of cash, shares of Parent Common Stock or a combination of cash and shares of Parent Common Stock pursuant to this Agreement.

Section 2.2 Nontransferable. The FDA CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of FDA CVRs, in whole or in part, in violation of this Section 2.2 shall be void ab initio and of no effect.

Section 2.3 Certificates; Registration; Registration of Transfer; Change of Address.

(a) The FDA CVRs shall be issued to the Holders in registered, certificated form, each such certificate to be substantially in the form attached hereto as Annex II.

(b) Parent or its appointee shall keep a register (the “FDA CVR Register”) of the Holders of FDA CVRs. Parent or its appointee shall be the initial FDA CVR registrar and transfer agent (“FDA CVR Registrar”) for the purpose of registering FDA CVRs and transfers of FDA CVRs as herein provided. The FDA CVR Registrar shall update the initial FDA CVR Register from time to time in accordance with changes thereto authorized under this Agreement. The FDA CVR Register shall indicate whether a Holder is an Accredited Unaffiliated Holder or an Affiliated Holder.

(c) Subject to the restriction on transferability set forth in Section 2.2, every request made to transfer an FDA CVR must be in writing and accompanied by a written instrument or instruments of transfer and any other reasonably requested documentation in a form reasonably satisfactory to the FDA CVR Registrar, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon receipt of such written request and materials, the FDA CVR Registrar shall register the transfer of the FDA CVRs in the FDA CVR Register, any such registration not to be unreasonably withheld or delayed. All duly transferred FDA CVRs registered in the FDA CVR Register shall be the valid obligations of Parent, evidencing the same right and shall entitle the transferee to the same benefits and rights under this Agreement as those previously held by the transferor. No transfer of an FDA CVR shall be valid until registered in the FDA CVR Register, and any transfer not duly registered in the FDA CVR Register will be void ab initio. Any transfer or assignment of the FDA CVRs shall be without charge (other than the cost of any transfer tax which shall be the responsibility of the transferor) to the Holder.

(d) A Holder may make a written request to the FDA CVR Registrar to change such Holder’s address of record in the FDA CVR Register. The written request must be duly executed by the Holder and conform to such other reasonable requirements as the FDA CVR Registrar may from time to time establish. Upon receipt of such proper written request, the FDA CVR Registrar shall promptly record the change of address in the FDA CVR Register.

Section 2.4 Payment Procedures; Notices.

(a) If the FDA Milestone is attained, then, as soon as is reasonably practicable after the attainment thereof and in any event no more than five (5) Business Days after the FDA Milestone has been achieved, Parent shall deliver to the Stockholder Representative written notice indicating that the FDA Milestone has been achieved (the “Milestone Notice”), an Officer’s Certificate certifying the date of such achievement and that the Holders are entitled to receive the FDA Milestone Payment. Concurrently with providing the Milestone Notice to the Stockholder Representative, Parent shall provide notice to each Holder at its registered address a copy of the Milestone Notice and an Accredited Investor questionnaire (the “Questionnaire”), together with instructions instructing each Holder to return the Questionnaire to Parent at the address indicated in such notice not later than the date specified in such notice, which date shall be not less than ten (10) Business Days from the date of such notice (the “Participation Deadline”), if such Holder desires to be eligible to make a change in the Election previously made by or on behalf of such Holder. Promptly, but in no event more than five (5) Business Days after the Participation Deadline, Parent will mail to each Holder who has returned the Questionnaire by the Participation Deadline and who, based on such Holder’s completed Questionnaire, Parent reasonably believes to be an Accredited Investor (each, a “Participating Holder”), a new Election form and such other materials as Parent reasonably determines to be required in order to perfect an exemption from applicable securities laws to solicit Election changes. If a Participating Holder wishes to change such Holder’s original Election to receive a Cash Payment, Share Payment or Mixed Payment, such Holder shall complete the new Election form and deliver it to Parent no later than the date specified in the new Election form, which date shall be not less than twenty (20) Business Days nor more than twenty five (25) Business Days after such new Election form is mailed to the Participating Holders (the “Election Change Deadline”). Any Holder that does not provide a Questionnaire to Parent by the Participation Deadline or return a new Election form by the Election Change Deadline, shall receive his, her or its respective share of the FDA Milestone Payment in accordance with such Holder’s original Election. Within five (5) Business Days following the Election Change Deadline, Parent shall (i) notify the Stockholder Representative of all such Election changes, and (ii) deliver to the Payments Administrator for further delivery to the Holders (A) the cash payment required by Section 4.2 and (B) the stock certificates representing the shares of Parent Common Stock required by Section 4.2, for all Affiliated Holders and all Accredited Unaffiliated Holders whose elections are reflected in the notice provided by the applicable Holder to Parent. No more than five (5) Business Days after receipt of notice of the Election changes and cash and stock certificates from Parent, FDA CVR Registrar shall update the FDA CVR Register.

(b) Cash payments shall be by check or wire transfer of immediately available funds as specified in such Holder’s Letter of Transmittal or subsequent payment instructions by such Holder to Parent.

(c) Except to the extent any portion of an FDA Milestone Payment is required to be treated as imputed interest pursuant to applicable law, the parties hereto intend to treat FDA Milestone Payments for all Tax purposes as additional consideration for the shares of Company Common Stock pursuant to the Merger Agreement. Parent and the Company shall report imputed interest on the FDA CVRs to the extent required by applicable law.

(d) Parent or its Affiliate shall be entitled to deduct and withhold, or cause the Payments Administrator to deduct and withhold, from any Milestone Payment Amount or any other amounts otherwise payable pursuant to this Agreement such amounts as may be required to be deducted and withheld therefrom under applicable Tax law, as may reasonably be determined by Parent or the Payments Administrator. Prior to making any such Tax withholdings or causing any such Tax withholdings to be made with respect to any Holder, other than ordinary course payroll withholding and reporting on any Milestone Payment Amount, Parent shall instruct the Payments Administrator to solicit IRS Form W-9s or W-8s, or any other appropriate forms or information, from Holders in order to provide a reasonable opportunity for the Holder to timely provide any necessary Tax forms (including an IRS Form W-9 or an applicable IRS Form W-8) in order to avoid or reduce such withholding, and payment of such Milestone Payment Amount may be reasonably delayed in order to gather such necessary Tax forms. Parent and its Affiliates may assume all such forms in its possession or provided by any Holder are valid under applicable law until subsequently notified by such Holder. To the extent any amounts are so deducted and withheld and properly remitted to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of whom such deduction and withholding was made, and as required by applicable law, Parent shall deliver (or shall direct the Payments Administrator to deliver) to the person to whom such amounts would otherwise have been paid an original IRS Form 1099 or other reasonably acceptable evidence of such withholding.

(e) Any portion of any Milestone Payment Amount that remains undistributed to a Holder six (6) months after the date of the delivery of the Milestone Notice will be delivered by the Payments Administrator to Parent, upon demand, and any Holder will thereafter look only to Parent for payment of such Milestone Payment Amount, without interest, but such Holder will have no greater rights against Parent than those accorded to general unsecured creditors of Parent under applicable law.

(f) Neither Parent nor the Stockholder Representative will be liable to any Person in respect of any Milestone Payment Amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If, despite Parent’s and/or the Payments Administrator’s commercially reasonable efforts to deliver a Milestone Payment Amount to the applicable Holder, such Milestone Payment Amount has not been paid prior to two years after the applicable Milestone Payment Date (or immediately prior to such earlier date on which such Milestone Payment Amount would otherwise escheat to or become the property of any Governmental Entity), any such Milestone Payment Amount will, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

Section 2.5 Indemnification. As an integral term of the Merger, each Accredited Unaffiliated Holder, by virtue of the execution and delivery by such Holder of his, her or its respective FDA CVR Agreement, from and after the Effective Time, shall be deemed to have agreed to indemnify, defend and hold harmless Parent, the Surviving Entity, and each of their respective directors, officers, employees, representatives and other Affiliates (the “Parent Indemnitees”), from and against, certain losses of the Parent Indemnitees as described in the Merger Agreement, and subject to the limitations described in the Merger Agreement. Any liability of the Accredited Unaffiliated Holders under the Merger Agreement shall be satisfied solely by set-off of amounts which may otherwise be payable to the Accredited Unaffiliated

Holders pursuant to the FDA CVR Agreements, subject to the limitations, claims procedures and other provisions of the Merger Agreement.

Section 2.6 No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent.

(a) The FDA CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the FDA CVRs to any Holder.

(b) The FDA CVRs will not represent any equity or ownership interest in Parent, any constituent company to the Merger or any of their respective Affiliates; provided, however, that certain Holders may have elected to receive Parent Common Stock in all or partial payment of any FDA CVR pursuant to the Merger Agreement.

Section 2.7 Ability to Abandon FDA CVR. A Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights in an FDA CVR by transferring such FDA CVR to Parent without consideration therefor. Nothing in this Agreement shall prohibit Parent or any of its Affiliates from offering to acquire or acquiring any FDA CVRs for consideration from the Holders, in private transactions or otherwise, in its sole discretion. Any FDA CVRs acquired by Parent or any of its Affiliates shall be automatically deemed extinguished and no longer outstanding for purposes of the definition of Acting Holders and Article V and Section 6.3 hereunder.

ARTICLE III

THE STOCKHOLDER REPRESENTATIVE

Section 3.1 Stockholder Representative. The provisions of Section 7.9 of the Merger Agreement are incorporated herein by reference in their entirety.

ARTICLE IV

COVENANTS

Section 4.1 List of Holders. Parent will furnish or cause to be furnished to the Stockholder Representative in such form as Parent receives from the Company’s transfer agent (or other agent performing similar services for the Company), the names and addresses of the Holders within thirty (30) Business Days of the Closing Date.

Section 4.2 Payment of FDA Milestone Payment Amounts.

(a) The Milestone Payment Amount owed to each Holder in respect of such Holder’s FDA CVRs shall be paid in cash (a “Cash Payment”), in shares of Parent Common Stock (a “Share Payment”), or in a combination of cash and shares of Parent Common Stock (a “Mixed Payment”), depending, in the case of Accredited Unaffiliated Holders, upon the elections made by such initial Holders pursuant to Section 2.4 of this Agreement; provided that, notwithstanding the foregoing, Section 2.4 of this Agreement or anything else to the contrary herein or in the Merger Agreement, if, upon the advice of counsel, Parent is unable to issue shares of Parent Common Stock upon the attainment of the FDA Milestone in connection with a

Share Payment or Mixed Payment hereunder without registering such shares under the Securities Act of 1933, as amended (the “Securities Act”), then at Parent’s option, subject to Section 2.14 of the Merger Agreement, Parent may either (i) deem all Unaffiliated Holders to have elected a Cash Payment, or (ii) proceed to register such Shares under the Securities Act, in which event the delivery of such shares may be delayed as reasonably necessary to comply with the registration provisions of the Securities Act.

(b) For any Share Payment or Mixed Payment, the portion of each Holder’s Milestone Payment Amount to be paid in shares of Parent Common Stock will be that number of shares of Parent Common Stock that is equal to (i) the dollar value of the FDA Milestone Payment to be made in shares of Parent Common Stock divided by (ii) the Parent Stock Value.

(c) For the avoidance of doubt, the Milestone Payment Amount shall only be paid in respect of the FDA Milestone, if at all, one time under this Agreement.

Section 4.3 Access; Books and Records; Reports. The Stockholder Representative shall have reasonable access to relevant information about Parent and the Surviving Entity and the reasonable assistance of Parent and the Surviving Entity and their employees for purposes of performing its duties and exercising its rights hereunder, including determining compliance with the terms of this Agreement and the amounts payable hereunder; provided, that the Stockholder Representative shall treat confidentially and not disclose any nonpublic information from or about the Company or Parent to anyone (except on a need to know basis to individuals who agree to treat such information confidentially). Parent shall, and shall cause its Affiliates to, keep records in sufficient detail, and upon reasonable request shall provide Stockholder Representative such records as may be required, to enable the Holders to determine compliance with the terms of this Agreement and the amounts payable hereunder. Parent shall deliver to the Stockholder Representative summary updates (“Milestone Updates”) on the status of achieving the FDA Milestone, and a summary report in such detail as Parent shall reasonably determine to be appropriate regarding the general nature of efforts made to achieve the FDA Milestone, no less often than annually and no later than thirty (30) days following any material occurrence with respect to achievement of the FDA Milestone.

Section 4.4 Commercially Reasonable Efforts. Parent shall conduct the business and operations of the Company in good faith and use Commercially Reasonable Efforts to achieve the FDA Milestone. As used herein, “Commercially Reasonable Efforts” shall mean those efforts and resources commensurate with those efforts commonly used in the pharmaceutical industry by a company of comparable size in connection with obtaining FDA approval pharmaceutical products that are of similar status, taking into account the proprietary position of the product (including intellectual property scope, subject matter and coverage), safety and efficacy, product profile, competitiveness of the marketplace, the regulatory status and approval process, anticipated or approved labeling, present and future market potential, the probable profitability of the applicable product (including pricing and reimbursement status achieved or likely to be achieved) and other relevant factors such as technical, legal, scientific or medical factors. Subject to the foregoing obligations of Parent to conduct the business and operations of the Company in good faith and use Commercially Reasonable Efforts to achieve the FDA Milestone, the parties agree that (i) Parent has sole decision making authority over the business and continued operation of the Surviving Entity and has the right to operate the business of the Surviving Entity and, subject to the first sentence of this Section 4.4, pursue development of the Product in any way that Parent deems appropriate, (ii) the FDA CVRs are speculative and are subject to numerous factors outside the control of Parent, (iii) Parent has not promised, and offers no assurance that, the Milestone will be achieved, (iv) Parent owes no fiduciary duty or any express or implied duty to the Holders or the Stockholder Representative relating to the FDA CVRs, including any implied duty of good faith and fair dealing; and (v) the parties solely intend the express provisions of this Agreement and the Merger Agreement to govern their contractual relationship with respect to the FDA CVRs.

ARTICLE V

AMENDMENTS

Section 5.1 Amendments without Consent of Holders.

(a) Without the consent of any Holders or the Stockholder Representative (except as specified below), Parent, when authorized by a Board Resolution, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:

(i) to evidence the succession of another Person to Parent and the assumption by any such successor of the covenants of Parent herein as provided in Section 6.2;

(ii) with the consent of the Stockholder Representative, to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as Parent and the Stockholder Representative will consider to be for the protection of the Holders; provided that, in each case, such provisions do not materially reduce the benefits of this Agreement or the interests of the Holders;

(iii) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that, in each case, such provisions do not materially reduce the benefits of this Agreement or the interests of the Holders, provided that, no such amendment may effect the rights or responsibilities of the Stockholder Representative without its consent (which such consent shall not be unreasonably withheld);

(iv) as may be necessary or appropriate to ensure that the FDA CVRs are not subject to registration under the Securities Act, or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(v) to evidence the succession of another Person as a successor Stockholder Representative and the assumption by any such successor of the covenants and obligations of the Stockholder Representative herein in accordance with the relevant provisions of Section 7.9 of the Merger Agreement; or

(vi) any other amendments hereto for the purpose of adding additional rights or benefits to the Holders, provided that, no such amendment may effect the rights or responsibilities of the Stockholder Representative without its consent (which such consent shall not be unreasonably withheld).

(b) Without the consent of any Holders, Parent, when authorized by a Board Resolution, and the Stockholder Representative, in the Stockholder Representative’s sole and absolute discretion, at any time and from time to time, may enter into one or more amendments hereto, to reduce the number of FDA CVRs, in the event any Holder agrees to renounce such Holder’s rights under this Agreement in accordance with Section 6.3.

(c) Promptly after the execution by Parent and the Stockholder Representative of any amendment pursuant to the provisions of this Section 5.1, Parent will mail (or cause the Payments Administrator to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the FDA CVR Register, setting forth such amendment.

Section 5.2 Amendments with Consent of Holders.

(a) Subject to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of the Holders), following the Effective Time, with the written consent of the Acting Holders, whether evidenced in writing or taken at a meeting of the Acting Holders, Parent, when authorized by a Board Resolution, and the Stockholder Representative may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interest of the Holders. Any amendment prior to the Effective Time shall require the written consent of the Company.

(b) Promptly after the execution by Parent and the Stockholder Representative of any amendment pursuant to the provisions of this Section 5.2, Parent will mail (or cause the Payments Administrator to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the FDA CVR Register, setting forth such amendment.

Section 5.3 Execution of Amendments. In executing any amendment permitted by this Article V, the Stockholder Representative will be entitled to receive, and will be fully protected in relying upon, an opinion of counsel selected by Parent stating that the execution of such amendment is authorized or permitted by this Agreement. The Stockholder Representative may, but is not obligated to, enter into any such amendment that affects the Stockholder Representative’s own rights, privileges, covenants or duties under this Agreement or otherwise.

Section 5.4 Effect of Amendments. Upon the execution of any amendment under this Article V, this Agreement will be modified in accordance therewith, such amendment will form a part of this Agreement for all purposes and every Holder will be bound thereby.

ARTICLE VI

OTHER PROVISIONS OF GENERAL APPLICATION

Section 6.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if properly addressed: (i) if delivered personally, by commercial delivery service or by facsimile (with acknowledgment of a complete transmission) or by .pdf attachment to email (with a copy to follow either personally, by commercial delivery service or by first class, registered or certified mail (return receipt requested)), on the day of delivery; or (ii) if delivered by internationally recognized courier (appropriately marked for next day delivery), one Business Day after sending; or (iii) if delivered by first class, registered or certified mail (return receipt requested), three Business Days after mailing; provided, however, if this Agreement provides for notice to Holders, (x) such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to each Holder affected by such event, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice and (y) in any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder will affect the sufficiency of such notice with respect to other Holders. Notices shall be deemed to be properly addressed to any party hereto if addressed to the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Holder, to it at the address set forth in the FDA CVR Register:

with a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Attention: Megan N. Gates, Esq.

Facsimile: 617.542.2241

Email: mgates@mintz.com

If to the Stockholder Representative, to it at:

If prior to July 31, 2017:

Shareholder Representative Services LLC

1614 15th Street, Suite 200

Denver, CO 80202

Attention: Managing Director

Email: deals@srsacquiom.com

Facsimile No.: (303) 623-0294

Telephone No.: (303) 648-4085

If on or after July 31, 2017:

Shareholder Representative Services LLC

950 17th Street, Suite 1400

Denver, CO 80202

Attention: Managing Director

Email: deals@srsacquiom.com

Facsimile No.: (303) 623-0294

Telephone No: (303) 648-4085

in each case, with a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Attention: Megan N. Gates, Esq.

Facsimile: 617.542.2241

Email: mgates@mintz.com

If to Parent, to it at:

NantCell, Inc.

9920 Jefferson Blvd.

Culver City, CA 90232

Attention: Charles Kim

Email: ckim@nantworks.com

Section 6.2 Parent Successors and Assigns. Parent shall not consolidate with or merge into any other Person, or convey, transfer or lease substantially all of its assets to any Person, or sell convey, transfer or lease its rights and business in the Product separately from the rest of Parent’s business to any Person, unless the Person formed by such consolidation or into which Parent is merged, or the Person that acquires by conveyance or transfer, or that leases, substantially all of the assets of Parent or that acquires by conveyance or transfer substantially all of the rights and business in the Product separately from the rest of Parent’s business (the “Assignee”) shall have entered into an agreement, which to the reasonable satisfaction of the Stockholder Representative, obligates the Assignee to expressly assume the payment and other duties, obligations and covenants of Parent hereunder (including, without limitation, the obligations pursuant to Section 4.4); provided that, without limiting the foregoing, such reasonable satisfaction shall not be withheld or delayed in the event that Assignee has financial, operational and technical capability substantially comparable to, or better than, Parent. In the event Parent conveys, transfers or leases substantially all of its assets or conveys, transfers or leases substantially all of its rights and business in the Product separately from the rest of Parent’s business in accordance with the terms and conditions of this Section 6.2, Parent and the Assignee shall be jointly and severally liable for the performance of every duty and covenant of this Agreement on the part of Parent to be performed or observed. Notwithstanding the forgoing, Parent shall not consolidate with or merge into any other Person, or convey, transfer or lease substantially all of its assets to any Person, or sell convey, transfer or lease its rights and business in the Product separately from the rest of Parent’s business to any Person if any such consolidation, merger, conveyance, transfer or lease shall (a) cause the transactions contemplated by the Merger Agreement to fail to qualify as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, or (b) if the Parent Common Stock immediately prior to the consummation of such transaction is Publicly Traded, result in the Parent Common Stock being converted into or exchanged for capital stock in another Person and such capital stock received in conversion or exchange shall not be of a class that is then Publicly Traded. As used herein, capital stock that is “Publicly Traded” means that shares of such class of capital stock are then traded on the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successor exchanges). This Agreement will be binding upon, inure to the benefit of and be enforceable by Parent’s successors and each Assignee. Each of Parent’s successors and Assignees shall expressly assume by an instrument supplemental hereto, executed and delivered to the Stockholder Representative, the due and punctual payment of the FDA CVRs and the due and punctual performance and observance of all of the covenants and obligations of this Agreement to be performed or observed by Parent.

Upon any consolidation of or merger by Parent with or into any other Person, or any conveyance, transfer or lease of substantially all of its assets to any Person, or any conveyance, transfer or lease of any rights and business in the Product separately from the rest of Parent’s business to any Person in accordance with this Section 6.2, the Assignee shall succeed to, and be substituted for, and may exercise every right and power of, Parent under this Agreement with the same effect as if the Assignee had been named as Parent herein.

Section 6.3 Benefits of Agreement. Nothing in this Agreement, express or implied, will give to any Person (other than the Stockholder Representative, Parent, Parent’s successors and Assignees, the Holders and the Holders’ successors and assigns pursuant to a Permitted Transfer) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the foregoing. The rights of Holders and their successors and assigns pursuant to Permitted Transfers are limited to those expressly provided in this Agreement and the Merger Agreement. Notwithstanding anything to the contrary contained herein, any Holder or Holder’s successor or assign pursuant to a Permitted Transfer may agree to renounce, in whole or in part, its rights under this Agreement by written notice to the Stockholder Representative and Parent, which notice, if given, shall be irrevocable.

Section 6.4 Governing Law; Arbitration; Waiver of Jury Trial.

(a) This Agreement, the FDA CVRs and all actions arising under or in connection therewith shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware without regard to the laws of such jurisdiction that would require the substantive laws of another jurisdiction to apply.

(b) Unless otherwise explicitly provided in this Agreement, or the Merger Agreement, any action, claim, suit or proceeding relating to this Agreement or the Merger Agreement or the enforcement of any provision of this Agreement or the Merger Agreement shall be settled in accordance with the following procedures. If such action, claim, suit or proceeding is not resolved by good faith negotiation within thirty (30) days, either party may submit the action, claim, suit or proceeding to binding arbitration on an expedited basis in accordance with JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those rules. In the event that a dispute arises which requires arbitration under this Section 6.4, the parties shall attempt to agree upon one arbitrator to resolve such dispute. In the event that the parties are unable to agree upon an arbitrator within fourteen (14) days then each party shall within ten (10) days thereafter choose one arbitrator and the arbitrators so chosen by the parties shall then choose a single arbitrator who shall resolve such dispute. If a party fails to designate an arbitrator within ten (10) days of a written request therefor, that party shall forfeit his right to participate in the arbitrator selection process, and the arbitrator selected by the other party shall arbitrate the dispute. Each party shall bear his respective costs of the arbitration. The prevailing party in any such arbitration shall be entitled to have the arbitrators’ award enforced by any court of competent jurisdiction.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR ANY RELATED AGREEMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR

INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE COMPANY, PARENT AND MERGER SUB (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.4(c).

Section 6.5 Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 6.6 Counterparts and Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature page delivered by facsimile or electronic image transmission shall be binding to the same extent as an original signature page. Any party that delivers a signature page by facsimile or electronic image transmission shall deliver an original counterpart to any other party that requests such original counterpart.

Section 6.7 Termination. This Agreement will be terminated and of no force or effect, the parties hereto will have no liability hereunder, and no payments will be required to be made, upon the earliest to occur of (a) the mailing by the Payments Administrator to the address of each Holder as reflected in the FDA CVR Register of the full amount of all potential Milestone Payment Amounts required to be paid under the terms of this Agreement, (b) the delivery of a written notice of termination duly executed by Parent and the Stockholder Representative and (c) December 31, 2022 if the FDA Milestone has not been achieved by such date.

Section 6.8 Entire Agreement. This Agreement and the Merger Agreement and the schedules and Exhibits hereto and thereto, and the documents and instruments and other agreements among the parties hereto referenced herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including but not limited to that certain Binding Term Sheet dated as of February 18, 2017, by and between Parent and the Company.

Section 6.9 Legal Holiday. In the event that a Milestone Payment Date shall not be a Business Day, then, notwithstanding any provision of this Agreement to the contrary, any payment required to be made in respect of the FDA CVRs on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the applicable Milestone Payment Date.

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

NANTCELL, INC.

By:	/s/ Charles Kim
Name:	Charles Kim
Title:	General Counsel

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as Stockholder Representative

By:
Name:
Title:

[Signature page to FDA Milestone CVR Agreement]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

NANTCELL, INC.

By:
Name:
Title:

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as Stockholder Representative

By:	/s/ W. Paul Koenig
Name:	W. Paul Koenig
Title:	Managing Director

[Signature page to FDA Milestone CVR Agreement]